For More Information Contact:
-----------------------------
Concurrent Computer Corporation              Concurrent  Computer  Corporation
HighTech Public Relations, Inc.              Walt  Ungerer  (Analysts/Investors)
Tammy Snook, President                       phone:  (678)  258-4103
(407) 667-9355 or                            fax:  (678)  258-3938
tammysnook@hightechpr.net
-------------------------


FOR  IMMEDIATE  RELEASE


              CONCURRENT EXTENDS EXISTING SHAREHOLDERS RIGHTS PLAN


ATLANTA,  GEORGIA,  AUGUST  9,  2002  - Concurrent Computer Corporation (NASDAQ:
CCUR) a pioneer and market leader in Video-On-Demand (VOD) commercial deployments, today announced that it has amended and restated its existing Rights Agreement originally adopted on July 31, 1992 and issued to stockholders of record on August 14, 1992. The primary changes to the Rights Agreement include the extension of the expiration date to August 14, 2012 and a change to the definition of an "acquiring person" causing the rights to be exercisable if a person or group acquires 15% or more the Company's common stock. In addition, the Company appointed a new Rights Agent, American Stock Transfer & Trust Company, who also currently serves as the transfer agent for the Company's common stock.

ABOUT  CONCURRENT

Concurrent  Computer  Corporation (http://www.ccur.com) is a leading provider of
                                   -------------------
high-performance computer systems, software, and servers. Concurrent Computer Corporation's Xstreme Division is a leading supplier in the emerging digital video server marketplace. This market includes broadband VOD and rich streaming media applications such as corporate training, education, hospitality, and digital video-to-the-home. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software for commercial and government markets. Concurrent's 35-year-old Real-Time business focuses on strategic market areas that include hardware-in-the-loop and man-in-the-loop simulation, data acquisition, industrial systems, and software. Operating worldwide, Concurrent provides sales and support from offices throughout North America, Europe, Asia, and Australia.

Concurrent brings over 35 years of real-time experience to the broadband VOD and rich streaming media industries and has become a market leader. Today, Concurrent's worldwide broadband VOD and rich streaming media trials and deployments include: AOL Time Warner Cable - 15 markets; Beijing Fengtai Cable - China; Blue Ridge Communications - Pennsylvania; Charter - 6 markets; Cogeco Cable - Quebec and Ontario, Canada; Comcast - 9 markets; Cox - 3 markets; Horizon.com - Singapore; Mediacom - one market; NXTV Inc. - 4 hotels; OLYMPUS Optical - Hamburg, Germany; Safari Technologies - 16 educational institutions throughout North America; Shanghai Telecom - China; and VOD Pty Ltd./TransAct - Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate; and the entry of new well-capitalized competitors into our markets.

Other important risk factors are discussed in our Current Report on Form 8-K, dated October 22, 2001, incorporated herein by reference. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                      # # #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, GA 30096. Call toll free in the U.S. and Canada at
(877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at http://www.ccur.com.
                               -------------------

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent Computer Corporation. All other products are trademarks or registered trademarks of their respective owners.